Exhibit 5.1

Pillsbury Winthrop Shaw Pittman LLP

Houston | London | Los Angeles | New York | Northern Virginia | Orange County | Sacramento | San Diego | San Diego North County | San Francisco | Shanghai | Silicon Valley | Tokyo | Washington, DC

December 10, 2009

Opexa Therapeutics, Inc.

2635 N. Crescent Ridge Drive

The Woodlands, Texas 77381

Ladies and Gentlemen:

We have acted as counsel for Opexa Therapeutics, Inc., a Texas corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (the “Act”) of 2,550,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”), Warrants to purchase an aggregate of 1,275,000 shares of Common Stock (the “Warrants”) and the shares of Common Stock issuable upon exercise of the Warrants (the “ Warrant Shares” and, together with the Shares and the Warrants, the “Securities”), in each case pursuant to the Registration Statement on Form S-3 (File No. 333-163108) filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 13, 2009, as amended by Amendment No. 1 thereto (the “Registration Statement”), and the related Prospectus, dated November 23, 2009 (the “Base Prospectus”), as supplemented by the Prospectus Supplement dated December 9, 2009, relating to the offer and sale of the Securities filed or to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement”).

As contemplated by a letter agreement dated December 9, 2009 between the Company and Rodman & Renshaw, the Shares and the Warrants are to be sold to the purchasers named in a Securities Purchase Agreement dated as of December 9, 2009 between the Company and each such purchaser (collectively, the “Purchase Agreements”).

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of the signatures and the legal capacity of all natural persons. In delivering this opinion, we have relied, without independent verification as to factual matters, on certificates and other written or oral statements of governmental and other public officials and of officers and representatives of the Company.

Opexa Therapeutics, Inc.

December 10, 2009

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(i) the Shares have been duly authorized, and upon issuance and delivery thereof and payment therefor pursuant to the Purchase Agreements, will be validly issued, fully paid and nonassessable.

(ii) the Warrants, upon issuance and delivery thereof and payment therefor pursuant to the Purchase Agreements, will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be subject to and limited by the effect of (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any matter may be brought.

(iii) the Warrant Shares have been duly authorized and, if duly issued and sold against payment therefor on the date hereof in accordance with the terms of the Warrants, would be validly issued, fully paid and nonassessable.

This opinion is limited to matters governed by the Business Corporations Act of the State of Texas and the law of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof and the incorporation thereof in the Registration Statement and to the use of our name under the caption “Legal Matters” in each of the Base Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP